                          SCHEDULE 14A (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

                               MYPOINTS.COM, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               MYPOINTS.COM, INC.
                      100 CALIFORNIA STREET, 11(TH) FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MyPoints.com, Inc., a Delaware corporation (the "Company"), will be held on Thursday May 25, 2000 at 10:00 a.m. local time at the Park Hyatt Hotel, located at 333 Battery Street, San Francisco, California 94111 (the telephone number at the meeting location is (415) 392-1234) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

     1. To elect three (3) Class I directors to serve for terms of three years expiring upon the 2003 Annual Meeting of Stockholders or until their successors are elected.

     2. To amend the Company's 1999 Stock Plan to increase the number of shares authorized for issuance thereunder to a new total of 7,500,000 shares and to provide for automatic, annual increases in the number of shares reserved for issuance under the plan.

     3. To amend the Company's 1999 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder to a new total of 400,000 shares and to provide for automatic, annual increases in the number of shares reserved for issuance under the plan.

     4. To ratify the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2000.

     5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 21, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          MARIO M. ROSATI
                                          Secretary

San Francisco, California
April 28, 2000

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               MYPOINTS.COM, INC.
                            ------------------------

                          PROXY STATEMENT FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2000
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of MyPoints.com, Inc. (the "Company" or "MyPoints") for use at the Annual Meeting of Stockholders to be held Thursday May 25, 2000 at 10:00 a.m. local time at the Park Hyatt Hotel, 333 Battery Street, San Francisco, California 94111, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The telephone number at the meeting location is (415) 392-1234.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were first mailed on or about April 21, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on April 21, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 28,958,709 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 288 stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Elections at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence of absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class I directors, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than November 30, 2000 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I, two directors in Class II and two directors in Class III. Three Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. Each of the Class I directors elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the three Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

               NAME                  AGE            PRINCIPAL OCCUPATION
               ----                  ---            --------------------
NOMINEES FOR CLASS I DIRECTORS
Steven M. Markowitz................  29    Chief Executive Officer and Chairman of
                                           the Board of MyPoints.com
Mario M. Rosati....................  53    Partner, Wilson Sonsini Goodrich &
                                           Rosati, P.C.
Howard L. Morgan(2)................  54    President, Arca Group, Inc. and General
                                           Partner of Idealab! Corporation
CONTINUING CLASS II DIRECTORS
Robert C. Hoyler...................  49    President and Chief Operating Officer,
                                           MyPoints.com
Lawrence E. Phillips(1)(2).........  33    Managing Director, Primedia Ventures
CONTINUING CLASS III DIRECTORS
Thomas Newkirk(2)..................  54    Chairman, Experian Marketing Solutions
Lester Wunderman(1)................  79    Retired; Former Chairman of Wunderman
                                           Cato Johnson

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     There are no family relationships among any of the directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

     Steven M. Markowitz is a founder of MyPoints.com and has served as our Chief Executive Officer and Chairman of the Board since November 1996. Mr. Markowitz also served as our President from November 1996 until December 1998. From May 1995 to August 1996, Mr. Markowitz was a securities analyst with Fidelity Management & Research (Far East), a unit of Fidelity Investments. Mr. Markowitz is also the founder of a specialty catalog for the Japanese software market and has acted as an advisor to that company since 1992. From 1992 to 1994, Mr. Markowitz was a Tokyo-based correspondent for Dow Jones & Co., Inc., a business and financial news publishing company. Mr. Markowitz holds an A.B. from the University of California at Berkeley and an M.B.A. from the Haas School of Business, University of California at Berkeley.

     Mario M. Rosati has served as one of our directors since November 1996. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971, first as an associate and then as a member since 1975. Mr. Rosati also serves as a director of Sanmina Corporation, Symyx Technologies, Inc., The Management Network Group, Inc., Ross Systems, Inc., Vivus, Inc., Genus, Inc. and Aehr Test Systems. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California at Berkeley, Boalt Hall School of Law.

     Howard L. Morgan has served as one of our directors since November 1996. Since 1989, Dr. Morgan has been President of the Arca Group, Inc., a consulting and investment management firm specializing in the areas of computer and communications technologies. Dr. Morgan has also served as a General Partner of Idealab! Corporation, an incubator of internet and e-commerce companies, since January 1999. In addition, Dr. Morgan served as Chief Executive Officer of Franklin Electronic Publishers, Inc. in early 1998. Dr. Morgan was Professor of Decision Sciences at the Wharton School of Business of the University of Pennsylvania from 1972 through 1986. Dr. Morgan serves as director for a number of public companies, including Cylink Corp., Franklin Electronic Publishers, Inc., Infonautics Corporation, Segue Software, Inc.

and Unitronix Corp. Dr. Morgan holds a B.S. from City College of New York and a Ph.D. from Cornell University.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

     Robert C. Hoyler has served as our President and Chief Operating Officer since December 1998 and has served as one of our directors since January 1999. Prior to joining MyPoints.com, Mr. Hoyler had served as Chief Executive Officer of MotivationNet since July 1996. From July 1993 to March 1996, Mr. Hoyler served as Senior Vice President of Diversified Businesses at Keebler, a leading consumer products company, where he was responsible for sales, marketing and manufacturing for Keebler's Diversified Businesses unit. Mr. Hoyler holds a B.A. from Loyola University and a Master of Management from J.L. Kellogg Graduate School of Management, Northwestern University.

     Thomas Newkirk has served as one of our directors since January 1999. Mr. Newkirk has served as the Chairman of Experian Marketing Solutions, a subsidiary of the information services company Experian, since 1998. Mr. Newkirk founded Direct Marketing Technology, a wholly-owned subsidiary of Experian, in 1981 and has served as one of its directors since 1990. Mr. Newkirk holds a B.S. from Massachusetts Institute of Technology.

     Lawrence E. Phillips has served as one of our directors since December 1998. In April 1998, Mr. Phillips formed and presently serves as Managing Director of Primedia Ventures, a venture capital fund of Primedia, a media and publishing company, where he directs investing activities in early-stage internet software, commerce and advertising companies. From February 1995 to April 1998, Mr. Phillips founded and managed an internet division for Primedia's Magazine Group, where he had general management responsibilities for the launch and operation of several web sites. From September 1992 to February 1995, Mr. Phillips was a Vice President at Unterberg Harris, an investment banking firm. Mr. Phillips holds an A.B. from Cornell University and an M.B.A. from Harvard Business School.

     Lester Wunderman has served as one of our directors since January 1999 and is also a member of our board of advisors. Through December 1998, Mr. Wunderman served as Chairman of Wunderman Cato Johnson, a world-wide direct marketing agency, which he founded in 1958. Mr. Wunderman is also Visiting Professor of Direct Marketing at the School for Continuing Education of New York University. He has served as Chairman of the Executive Committee of the Center for Direct Marketing at New York University and is a Trustee of the Children's Television Workshop. Mr. Wunderman serves as a director of Infonautics Corporation. Mr. Wunderman holds an honorary doctorate from City University of New York.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

     The Board of Directors of the Company held a total of 10 meetings during the fiscal year ended December 31, 1999. All directors and nominees attended at least 75% of the meetings held during 1999.

     The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The audit committee consists of Messrs. Phillips and Wunderman. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

     The compensation committee consists of Messrs. Morgan, Newkirk and Phillips. The compensation committee makes recommendations to the board of directors regarding our employee benefit plans and the compensation of officers. None of the members of the compensation committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our compensation committee was, at any time since our formation, an officer or employee of MyPoints.com. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. See "Transactions with Directors, Executive Officers and Principal Stockholders" for a description of transactions between MyPoints.com and entities affiliated with members of our compensation committee.

DIRECTOR COMPENSATION

     We currently pay each of our directors $2,500 per quarter for their services as members of the board of directors and an additional $2,000 for each meeting they attend. We also reimburse them for reasonable expenses in connection with attending our board and committee meetings. Each year, we grant each of our outside directors an option to purchase 7,500 shares at a per share exercise price equal to the fair market value at the time of grant. We do not provide additional compensation for committee participation or special assignments of the board of directors. From time to time, we have granted our outside directors options to purchase shares of our common stock under the 1996 stock plan or the 1999 stock plan. In January 1997, we granted Mr. Morgan an option to purchase 133,333 shares at a per share exercise price of $0.05. In September 1997, we granted Mr. Rosati an option to purchase 113,333 shares at a per share exercise price of $0.10. In February 1998, we granted Mr. Rosati an option to purchase 20,000 shares at a per share exercise price of $0.10 and Mr. Wunderman, then in his capacity as a member of our board of advisors, an option to purchase 10,000 shares at a per share exercise price of $0.05. In January 1999, we granted Mr. Newkirk an option to purchase 25,000 shares, Mr. Phillips an option to purchase 25,000 shares and Mr. Wunderman an option to purchase 50,000 shares, all at a per share exercise price of $1.00. In December 1999, we granted Mssrs. Morgan, Newkirk, Phillips, Rosati and Wunderman each an option to purchase 7,500 shares at a per share purchase price of $38.25.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

                   APPROVAL OF AMENDMENTS TO 1999 STOCK PLAN

     Our 1999 Stock Plan (the "1999 Plan") was adopted by the Board of Directors in November 1998. As of December 31, 1999, a total of 5,000,000 shares of Company Common Stock were reserved for issuance under the 1999 Plan.

     In April 2000, the Board approved amendments to the 1999 Plan to increase the number of shares reserved for issuance thereunder to 7,500,000 shares and to provide that, on the first day of each Company fiscal year beginning January 1, 2001, the number of shares reserved for issuance under the Plan would be automatically increased by an amount equal to the lesser of

     - 5,000,000 shares;

     - 4.5% of the outstanding shares of Company Common Stock on such date, or

     - a lesser amount determined by the Board.

     The Board of Directors approved the amendment to the 1999 Plan to establish a sufficient number of shares of Common Stock as a reserve under the 1999 Plan for sale to the Company's employees. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to approve the amendment to the 1999 Plan. The Board of Directors recommends that stockholders vote FOR approval of the amendment to the 1999 Plan. The essential features of the 1999 Plan and certain information regarding the 1999 Plan are set forth below.

SUMMARY OF THE 1999 PLAN

     General. The purpose of the 1999 Plan is to attract and retain the best available persons for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the 1999 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. In addition, awards of or rights to purchase shares of the Company's Common Stock ("Stock Rights") may be granted under the 1999 Plan.

     Administration. The 1999 Plan is administered by the board of directors or a committee thereof (the "Administrator"). Subject to the other provisions of the 1999 Plan, the Board has the authority (i) to select the persons to whom options and Stock Rights are to be granted; (ii) to determine the number of shares of Common Stock to be covered by each option and Stock Right granted;
(iii) to approve forms of agreement for use under the 1999 Plan; (iv) to determine the terms and conditions, not inconsistent with the terms of the 1999 Plan, of any option or Stock Right granted; (v) to reduce the exercise price of any option or Stock Right to the then current fair market value if the fair market value of the Common Stock covered by such Option or Stock Right shall have declined since the date the option or Stock Right was granted; (vi) to institute an option exchange program; (vii) to construe and interpret the terms of the 1999 Plan and awards granted pursuant to the 1999 Plan; (viii) to prescribe, amend and rescind rules and regulations relating to the 1999 Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (ix) to modify or amend each option or Stock Right, subject to certain restrictions of the 1999 Plan, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the 1999 Plan; (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and (xii) to make all other determinations deemed necessary or advisable for administering the 1999 Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and Stock Rights and on all persons deriving their rights therefrom.

     Eligibility; Limitations. Nonstatutory stock options and Stock Rights may be granted under the 1999 Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees.

     As discussed above, Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1999 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock plus options to purchase up to an additional 1,000,000 shares of Common Stock in connection with such employee's initial commencement of service to the Company.

     Terms and Conditions of Options. Each option granted under the 1999 Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a nonstatutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.

          (b) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

          (c) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1999 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (d) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

          (e) Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1999 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before its termination.

          (f) Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the 1999 Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

          (g) Nontransferability of Options. Options granted under the 1999 Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (h) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a nonstatutory stock option.

          (i) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1999 Plan as may be determined by the Administrator.

     Stock Rights. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement shall give the Company a reacquisition option exercisable upon the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company shall be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired pursuant thereto (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1999 Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the 1999 Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution.

     In the event of a merger, sale or reorganization of MyPoints.com into another corporation that results in a change of control of the Company, options that would have become vested within 18 months after the closing date of the merger transaction will accelerate and become fully vested upon the closing of the transaction. In the event of a change of control transaction, any other outstanding options that are not accelerated would be assumed by the successor company or an equivalent option would be substituted by the successor company. If any of these options are not assumed or substituted, they would terminate.

     Amendment and Termination of the 1999 Plan. The Board may amend, alter, suspend or terminate the 1999 Plan, or any part thereof, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the 1999 Plan without the written consent of the optionee/recipient. Unless terminated earlier, the 1999 Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Rights. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock upon the recipient's termination of employment with the

Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

     The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options, and upon recipients of Stock Rights, under the 1999 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

VOTE REQUIRED

     The approval of the amendments to the 1999 Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 1999 PLAN SET FORTH HEREIN.

                                 PROPOSAL NO. 3

          APPROVAL OF AMENDMENTS TO 1999 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan") provides employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Board of Directors of the Company amended the Purchase Plan in April 2000 to increase the number of shares of Common Stock available for sale by 200,000 from 200,000 to 400,000 and to provide that, on the first day of each Company fiscal year beginning January 1, 2001, the number of shares reserved for issuance under the Plan would be automatically increased by an amount equal to the lesser of

     - 500,000 shares;

     - 1.0% of the outstanding shares of Company Common Stock on such date, or

     - a lesser amount determined by the Board.

     The Board of Directors approved the amendment to the Purchase Plan to establish a sufficient number of shares of Common Stock as a reserve under the Purchase Plan for sale to the Company's employees. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to approve the amendment to the Purchase Plan. The Board of Directors recommends that stockholders vote FOR approval of the amendment to the Purchase Plan. The essential features of the Purchase Plan and certain information regarding the Purchase Plan are set forth below.

     Operation of the Purchase Plan. Under the Purchase Plan, the Company withholds a percentage of each salary payment to participating employees over certain offering periods. The Purchase Plan is currently implemented by six month offering periods which commence January 1 and July 1 of each year. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval, if such change is announced at least 15 days prior to the scheduled beginning of the first offering period or purchase period, as the case may be, to be effected. On the last business day of each offering period, the funds withheld are applied to the purchase of shares of Common Stock unless such participating employee withdraws from the offering period prior to such purchase date. To the extent permitted by Rule 16b-3 of the Securities

Exchange Act, if the fair market value of the Common Stock on the last day of the offering period is lower than the fair market value of the Common Stock on the first day of the offering period, then all participating employees in such offering period shall be automatically withdrawn from such offering period immediately after the stock purchase on the last day of the offering period and automatically re-enrolled in the immediately following offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

     Eligibility; Administration. All Company employees are eligible to participate in the Purchase Plan. Payroll deductions may not exceed 10% of an employee's compensation, which under the Purchase Plan, as amended, is defined as base straight time gross earnings plus overtime and commissions. No employee may purchase more than $12,500 worth of stock in any purchase period. The Purchase Plan is currently administered by the Board of Directors.

     Purchase Price; Market Value. The price at which stock is purchased under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first day of each offering period or the last day of each offering period, whichever is lower.

     Amendment and Termination. The Board of Directors may amend the Purchase Plan from time to time or may terminate it or any purchase period or offering period under it, without approval of the stockholders. However, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders with respect to plan amendments to the extent and in the manner required by such law or regulation. In the event of a merger or sale of substantially all of the assets of the Company, the Board may shorten the offering period or permit the assumption of outstanding rights to purchase Common Stock. The Purchase Plan will terminate in March 2009 unless earlier terminated by the Board.

     Tax Consequences of Purchase Plan Transactions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income is taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, depending in part on how long the shares are held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased by the participant over the participant's purchase price. Any additional gain or loss on the sale or disposition will be capital gain or loss. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected PriceWaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     PriceWaterhouseCoopers LLP has audited the Company's financial statements annually since the Company's inception. Representatives of PriceWaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth the compensation paid by us during 1998 and 1999 to our Chief Executive Officer and our next four most highly compensated executive officers who received compensation of more than $100,000 during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                                  COMPENSATION
                                                                  ------------
                                                                     AWARDS
                                                                  ------------
                                           ANNUAL COMPENSATION     SECURITIES
                                           --------------------    UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITIONS     YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
   ----------------------------     ----   ---------   --------   ------------   ---------------
Steven M. Markowitz...............  1999   $140,000     $   --      625,000         $     --
  Chief Executive Officer and       1998    100,000         --           --               --
  Chairman of the Board of
  Directors
Robert C. Hoyler..................  1999    150,440         --      440,000               --
  President and Chief Operating     1998    139,682         --           --               --
  Officer
Charles H. Berman.................  1999    137,614         --      164,905          171,760(1)
  Executive Vice President, Sales   1998     76,000         --      128,000               --
Steven E. Parker..................  1999    129,509         --      222,931           25,000(2)
  Senior Vice President, Marketing  1998    107,312      5,000       27,069               --
Frank J. Pirri....................  1999    156,895         --      115,000               --
  Senior Vice President, Offline    1998    109,384         --           --               --
  Commerce

---------------
(1) Represents sales commissions.

(2) Represents a relocation bonus.

     Messrs. Hoyler's and Pirri's salaries in 1998 include amounts earned at MotivationNet before its acquisition by MyPoints.com. Thomas P. Caldwell joined MyPoints.com in April 1999 at an annual salary of $150,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information relating to stock options granted during 1999 to our Chief Executive Officer and our next four most highly compensated executive officers who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

                                            INDIVIDUAL GRANTS
                          ------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     PERCENT OF                                    ASSUMED ANNUAL RATES OF
                          SECURITIES   TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                          UNDERLYING      GRANTED                                           OPTION TERM
                           OPTIONS       IN FISCAL       EXERCISE     EXPIRATION   ------------------------------
          NAME            GRANTED(#)       1999        PRICE($/SH.)      DATE          5%($)           10%($)
          ----            ----------   -------------   ------------   ----------   -------------   --------------
Steven M. Markowitz.....   350,000          6.2%          $ 1.00       1/31/2009    $  220,113      $   557,810
                            90,000          1.6             8.00       4/12/2009       452,804        1,147,495
                           185,000          3.3            38.25      12/08/2009     4,450,216       11,277,720
Robert C. Hoyler........   250,000          4.5             1.00       1/31/2009       157,224          398,436
                            90,000          1.6             8.00       4/12/2009       452,804        1,147,495
                           100,000          1.8            38.25      12/08/2009     2,405,522        6,096,065
Charles H. Berman.......    30,000          0.5             1.00       1/31/2009        18,867           47,812
                            60,000          1.1             8.00       4/12/2009       301,869          764,996
                             1,905           --             8.00       5/12/2009         9,584           24,289
                            73,000          1.3             8.00       7/26/2009       367,274          930,746
Steven E. Parker........    47,931          0.9             5.00       2/26/2009       150,718          381,948
                            90,000          1.6             8.00       5/12/2009       452,804        1,147,495
                            85,000          1.5             8.00       7/26/2009       427,648        1,083,745
Frank J. Pirri..........    90,000          1.6             8.00       4/12/2009       452,804        1,147,495
                            25,000          0.4             8.00       8/19/2009       125,779          318,748

     In 1999, we granted options to purchase an aggregate of 5,614,630 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our board of directors, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

     In accordance with the rules of the Securities and Exchange Commission, the above table sets forth the potential realizable value over the ten-year period from the grant date to the expiration date, assuming rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent our estimate of future stock price performance. Actual realizable values, if any, of stock options will depend on the future performance of our common stock.

AGGREGATE YEAR-END OPTION VALUES

     The following table sets forth information for our Chief Executive Officer and the next four most highly compensated executive officers who received salary compensation of more than $100,000 in 1999, relating to the number and value of securities underlying exercisable and unexercisable options held at December 31, 1999.

                                      NUMBER OF SECURITIES
                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                           OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                      DECEMBER 31, 1999(#)            DECEMBER 31, 1999($)
                                  ----------------------------    ----------------------------
              NAME                EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
              ----                -----------    -------------    -----------    -------------
Steven M. Markowitz.............    241,458         383,542       $15,711,122     $22,392,629
Robert C. Hoyler................    172,291         267,709        11,453,493      16,311,507
Charles H. Berman...............    167,219         120,500        12,219,623       7,953,000
Steven E. Parker................     44,756         155,507         2,971,357      10,446,543
Frank J. Pirri..................     27,500          87,500         1,815,000       5,775,000

     The value of unexercised in-the-money options at December 31, 1999 above is based on a value of $74.00 per share, the last reported sale price of our common stock on the Nasdaq National Market on December 31, 1999, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options were granted under our 1996 stock plan or our 1999 stock plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors (the "Committee"), comprising three directors, none of whom are employees of the Company, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

     - Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     - Motivate executives to achieve optimum performance for the Company;

     - Align the financial interest of executives and stockholders through equity-based plans;

     - Provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's 1996 and 1999 Stock Plans. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

     1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at consulting firms, telecommunications companies and other high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

     2. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

     3. Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 1999 for any executive officer.

1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In determining Mr. Markowitz' salary for fiscal year 1999, the Committee considered competitive compensation data for publicly-held internet advertising companies and consumer-oriented e-commerce companies. The Committee also took into account Mr. Markowitz' experience and knowledge and his performance as Chief Executive Officer. The Committee also approved the award of a cash bonus of $100,000 and options to purchase 625,000 shares of Company Common Stock to Mr. Markowitz in recognition of his performance during 1999.

SECTION 162(m) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

     In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 1999.

     It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

     The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                      Respectfully submitted,
                                      The Compensation Committee of the Board of
                                      Directors
                                      Howard L. Morgan
                                      Thomas Newkirk
                                      Lawrence E. Phillips

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") for the period beginning on August 23, 1999, the date of the Company's initial public offering, and ending on December 31, 1999. This chart assumes investment of $100 on the date of the Company's initial public offering.

                                                                        MYPOINTS.COM                    NASDAQ U.S. INDEX
                                                                        ------------                    -----------------
8/23/00                                                                    100.00                             100.00
12/31/99                                                                   925.00                             149.63

     THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2000, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

     Unless otherwise indicated, the address for each beneficial owner set forth below is c/o MyPoints.com, Inc., 100 California Street, 11th floor, San Francisco, California 94111.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                          ---------------------
                                                            TOTAL
                    BENEFICIAL OWNER                        NUMBER      PERCENT
                    ----------------                      ----------    -------
5% STOCKHOLDERS:
Direct Marketing Technology, Inc. ......................   3,674,356     12.72%
  505 City Parkway West, 10th floor
  Orange, CA 92868
EXECUTIVE OFFICERS AND DIRECTORS:
Steven M. Markowitz(1)..................................   1,107,468      3.79%
Robert C. Hoyler(2).....................................     975,990      1.64%
Charles H. Berman(3)....................................     260,986         *
Steven E. Parker(4).....................................      83,254         *
Frank J. Pirri(5).......................................     137,602         *
Mario M. Rosati(6)......................................     154,166         *
  Wilson Sonsini Goodrich & Rosati 650 Page Mill Road
  Palo Alto, CA 94304
Howard L. Morgan(7).....................................     307,835      1.06%
Thomas Newkirk(8).......................................   3,682,689     12.75%
Lawrence E. Phillips(9).................................     996,517      3.45%
Lester Wunderman(10)....................................      68,326         *
All directors and executive Officers as a group (13
  persons)(11)..........................................  11,271,376     39.03%

---------------
  *  Less than 1% of the outstanding shares of common stock.

 (1) Includes 361,456 shares issuable upon exercise of options and warrants within 60 days of March 31, 2000.

 (2) Includes 95,103 shares issuable upon exercise of options and warrants within 60 days of March 31, 2000.

 (3) Includes 242,124 shares issuable upon exercise of options and warrants within 60 days of March 31, 2000.

 (4) Includes 62,362 shares issuable upon exercise of options and warrants within 60 days of March 31, 2000.

 (5) Includes 44,063 shares issuable upon exercise of options and warrants within 60 days of March 31, 2000.

 (6) Includes 22,500 shares held by WS Investment Company 96B, 87,125 shares held by WS Investment Company 97B and 10,124 shares held by WS Investment Company 98A. Mr. Rosati is a general partner of each of these entities and disclaims beneficial ownership of the shares held by those entities, except to the extent of his proportionate partnership interest therein. Mr. Rosati is a member of our board of directors.

 (7) Includes 145,469 shares issuable upon exercise of options and warrants within 60 days of March 31, 2000.

 (8) Includes 3,674,356 shares held by Direct Marketing Technology. Mr. Newkirk, the Vice President, Secretary and Director of Direct Marketing Technology, disclaims beneficial ownership of the shares held by that entity, except to the extent of his proportionate pecuniary interest therein based upon his beneficial ownership of the capital stock of Direct Marketing Technology. Mr. Newkirk is a member of our board of directors.

 (9) Includes 988,184 shares held by Primedia Ventures. Mr. Phillips, Managing Director of Primedia, disclaims beneficial ownership of the shares held by Primedia, except to the extent of his proportionate pecuniary interest therein. Mr. Phillips is a member of our board of directors.

(10) Includes 5,000 shares issuable upon exercise of options and warrants within 60 days of March 31, 2000.

(11) Includes 1,059,292 shares issuable upon exercise of options and warrants within 60 days of March 31, 2000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the year ended December 31, 2000 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all section 16(a) requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CORPORATE COUNSEL

     Mr. Rosati, one of our directors, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which is our outside corporate counsel in May 1999.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and executive officers.

EMPLOYMENT AGREEMENTS

     In December 1999, our Board of Directors approved in principle the terms of new employment agreements with Steven Markowitz, our Chairman and Chief Executive Officer, and Robert Hoyler, our President and Chief Operating Officer. The terms of these employment agreements include annual salaries of $200,000 for Messrs. Markowitz and Hoyler and the establishment of cash and stock option-based incentive compensation plans. The terms of these agreements also provide for 18 months of severance pay in the event of termination of employment under certain circumstances. In addition, if within 18 months of a change of control of MyPoints.com, the employment of either individual is terminated or either individual resigns as a result of a decrease in compensation or work-related responsibilities, that individual will be entitled to vesting of all then-unvested stock options as well as 18 months of severance pay. MyPoints.com anticipates entering into these agreements during the second quarter of 2000.

POLICY REGARDING TRANSACTIONS WITH AFFILIATES

     All future transactions with affiliates, including any loans we make to our officers, directors, principal stockholders or other affiliates, will be approved by a majority of our board of directors, including a majority of the independent and disinterested members or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

San Francisco, California
April 28, 2000

                               MYPOINTS.COM, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                              THURSDAY MAY 25, 2000
                          OFFICES OF MYPOINTS.COM, INC.
                        100 CALIFORNIA STREET, 11TH FLOOR
                             SAN FRANCISCO, CA 94111


           MYPOINTS.COM, INC.
           100 CALIFORNIA STREET, 11TH FLOOR, SAN FRANCISCO, CA 94111

                    PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 25, 2000

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Steven M. Markowitz and Thomas P. Caldwell, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                                SEE REVERSE SIDE


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of directors: 01 Steven M. Markowitz    [ ] Vote FOR            [ ] Vote WITHHELD
                          02 Mario M. Rosati            all nominees            from all nominees
                          03 Howard L. Morgan           (except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)



2.    Approval of amendments to the 1999 Stock Plan.
                                               [ ] For  [ ] Against  [ ] Abstain

3.      Approval of amendments to the 1999 Employee Stock Purchase Plan.
                                               [ ] For  [ ] Against  [ ] Abstain

4. Ratifying the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.
                                               [ ] For  [ ] Against  [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box  [ ]
Indicate changes below:                             Date
                                                        ------------------------

                                                    ----------------------------

                                                    Signature(s) in Box
                                                    Please sign exactly as your
                                                    name(s) appear on Proxy. If
                                                    held in joint tenancy, all
                                                    persons must sign. Trustees,
                                                    administrators, etc. should
                                                    include title and authority.
                                                    Corporations should provide
                                                    full name of corporation and
                                                    title of authorized officer
                                                    signing the proxy.